Exhibit 25.2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification No.)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

CONE MIDSTREAM PARTNERS LP

CONE MIDSTREAM FINANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware Delaware	47-1054194 00-0000000
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1000 CONSOL Energy Drive

Canonsburg, PA 15317-6506

(724) 485-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Subordinated Debt Securities

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

The following are additional registrants that may guarantee the debt securities registered hereby:

Exact Name of Registrant Guarantor as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
CONE Midstream Operating Company LLC	Delaware	61-1742627
CONE Midstream DevCo I GP LLC	Delaware	47-1582063
CONE Midstream DevCo II GP LLC	Delaware	47-1592699
CONE Midstream DevCo III GP LLC	Delaware	47-1602994
CONE Midstream DevCo I LP	Delaware	47-1614818
CONE Midstream DevCo II LP	Delaware	47-1627116
CONE Midstream DevCo III LP	Delaware	47-1639731

(1)	The address, including zip code, and telephone number, including area code, of each of the additional registrant guarantor’s principal executive offices is c/o CONE Midstream Partners LP, 1000 CONSOL Energy Drive, Canonsburg, Pennsylvania 15317, (724) 485-4000. The primary standard industrial classification code number of each of the additional registrant guarantors is 4610. The name, address, including zip code, and telephone number, including area code, of the agent for service for each of the additional registrant guarantors is David M. Khani, Chief Financial Officer, CONE Midstream GP LLC, the general partner of CONE Midstream Partners LP, 1000 CONSOL Energy Drive, Canonsburg, Pennsylvania 15317, (724) 485-4000.

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.**

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.**

Exhibit 4.	Copy of By-laws of the trustee as now in effect.**

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 16th of December, 2016.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Patrick T. Giordano
Patrick T. Giordano
Vice President

EXHIBIT 6

December 16, 2016

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Patrick T. Giordano
Patrick T. Giordano
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business September 30, 2016, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$17,662
Interest-bearing balances		228,654
Securities:
Held-to-maturity securities		99,241
Available-for-sale securities		273,020
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		76
Securities purchased under agreements to resell		22,123
Loans and lease financing receivables:
Loans and leases held for sale		22,444
Loans and leases, net of unearned income	919,725
LESS: Allowance for loan and lease losses	10,603
Loans and leases, net of unearned income and allowance		909,122
Trading Assets		46,588
Premises and fixed assets (including capitalized leases)		7,671
Other real estate owned		955
Investments in unconsolidated subsidiaries and associated companies		10,787
Direct and indirect investments in real estate ventures		0
Intangible assets
Goodwill		22,691
Other intangible assets		14,962
Other assets		64,823

Total assets		$1,740,819

LIABILITIES
Deposits:
In domestic offices		$1,167,424
Noninterest-bearing	375,955
Interest-bearing	791,469
In foreign offices, Edge and Agreement subsidiaries, and IBFs		154,137
Noninterest-bearing	1,032
Interest-bearing	153,105
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		6,166
Securities sold under agreements to repurchase		20,719

Dollar Amounts In Millions
Trading liabilities	25,666
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	154,595
Subordinated notes and debentures	13,610
Other liabilities	38,863

Total liabilities	$1,581,180

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	106,704
Retained earnings	47,765
Accumulated other comprehensive income	4,257
Other equity capital components	0

Total bank equity capital	159,245
Noncontrolling (minority) interests in consolidated subsidiaries	394

Total equity capital	159,639

Total liabilities, and equity capital	$1,740,819

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry

Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate

Federal regulatory authority and is true and correct.

                         Directors

James Quigley

Enrique Hernandez, Jr

Timothy Sloan